                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                   FORM 8-K/A

                                  Amendment 4


                                 CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported):  October 25, 1996


                             THE PARTS SOURCE, INC.
                              d/b/a Ace Auto Parts
-------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


     FLORIDA                             1-14308                  59-3149403
 -------------------------------------------------------------------------------
 (State or other jurisdiction of  Commission File Number       (I.R.S. Employer
  incorporation or organization)                             Identification No.)



         1751 S. Missouri Avenue, Clearwater, Florida            34616
--------------------------------------------------------------------------------
         (Address of principal executive offices)            (Zip Code)


Registrant's telephone number, including area code:          (813) 588-0377
                                                    ----------------------------

                                      N/A
--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Amendment to File Acquisition Financial Statements


On October 30, 1996, The Parts Source, Inc. (d/b/a Ace Auto Parts) ("the Company") filed a report on Form 8-K regarding its acquisition of the businesses of six auto parts stores from A.P.S., Inc. and subsequently filed amendments No. 1, 2 and 3 with respect thereto. By this amendment No. 4, the Company is amending and restating the pro forma financial information included in item 7 of the Form 8-K report as previously filed.








































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


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS


           (B) PRO FORMA FINANCIAL INFORMATION.

                The Parts Source, Inc. (d/b/a Ace Auto Parts) Pro Forma Condensed Balance Sheet at September 30, 1996 (unaudited)

                The Parts Source, Inc. (d/b/a Ace Auto Parts) Notes to Pro Forma Condensed Balance Sheet at September 30, 1996 (unaudited)

                The Parts Source, Inc. (d/b/a Ace Auto Parts) Pro Forma Condensed Statement of Earnings for the year ended December 31, 1995 (unaudited)

                The Parts Source, Inc. (d/b/a Ace Auto Parts) Notes to Pro Forma Condensed Statement of Earnings for the year ended December 31, 1995 (unaudited)

                The Parts Source, Inc. (d/b/a Ace Auto Parts) Pro Forma Condensed Statement of Earnings for the nine months ended Septemer 30, 1996 (unaudited)

                The Parts Source, Inc. (d/b/a Ace Auto Parts) Notes to Pro Forma Condensed Statement of Earnings for the nine months ended September 30, 1996 (unaudited)











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


                             THE PARTS SOURCE, INC.
                            (D/B/A/ ACE AUTO PARTS)

                       PRO FORMA CONDENSED BALANCE SHEET
                               September 30, 1996
                                  (Unaudited)


The following unaudited pro forma condensed combined balance sheet is based on the interim unaudited balance sheet of The Parts Source, Inc. (d/b/a Ace Auto Parts) as contained in the Form 10-Q filed for the nine months ended September 30, 1996 and the unaudited balance sheet of A.P.S., Inc. ("Florida Store Group") as of July 25, 1996, and has been prepared to reflect the acquisition of Florida Store Group on October 25, 1996, after giving effect to the pro forma adjustments described in Note 2 as if the acquisition had occurred on September 30, 1996. In the opinion of management, all adjustments have been made that are necessary to present fairly the pro forma information. This statement should be read in conjunction with the aforementioned Form 10-Q, as recently filed, and Florida Store Group financial statements and notes thereto, which are included elsewhere in the Filing.


                    ASSETS                                 Historical                           Pro Forma
                                                 -------------------------------  ----------------------------------
                                                    9/30/96         7/25/96              Note 2
                                                   The Parts                           Pro Forma         Pro Forma
                                                    Source         A.P.S.(*)          Adjustments         Combined
                                                 -------------  ----------------  --------------------  ------------
CURRENT ASSETS
 Cash and cash equivalents                         $   575,351        $    2,450        $2,500,000 (a)   $   677,097

                                                                                        (2,400,704)(b)
 Accounts receivable, net                            2,212,358           739,418          (739,418)(c)     2,212,358
 Inventories                                         9,624,492         1,614,791                 -        11,239,283
 Prepaid expenses and other                            124,722            12,277                 -           136,999
                                                   -----------        ----------        ----------       -----------
     Total current assets                           12,536,923         2,368,936          (640,122)       14,265,737

PROPERTY AND EQUIPMENT, NET                          2,066,593           130,984                 -         2,197,577

OTHER ASSETS                                           190,545            12,614         1,163,770 (c)     1,354,315
                                                                                           (12,614)(c)
                                                   -----------        ----------        ----------       -----------

                                                   $14,794,061        $2,512,534        $  511,034       $17,817,629
                                                   ===========        ==========        ==========       ===========

      LIABILITIES & STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
 Current installments of long-term liabilities     $   256,699        $        -        $        -       $   256,699
 Accounts payable, trade                             2,133,534            28,396           (28,396)(c)     2,133,534
 Accrued liabilities                                   466,820            37,928            68,690 (b)       573,438
                                                   -----------        ----------        ----------       -----------
     Total current liabilities                       2,857,053            66,324            40,294         2,963,671

LONG-TERM LIABILITIES                                4,527,033                 -           416,950 (b)     4,943,983

STOCKHOLDERS' EQUITY                                 7,409,975         2,446,210         2,500,000 (a)     9,909,975
                                                                                        (2,446,210)(c)
                                                   -----------        ----------        ----------       -----------

                                                   $14,794,061        $2,512,534        $  511,034       $17,817,629
                                                   ===========        ==========        ==========       ===========

(*) Balance Sheet as of July 25, 1996 for Florida Store Group which management believes is reasonably representative of the September 30, 1996 balance sheet that is not practicably available at this time.


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


                             THE PARTS SOURCE, INC.
                             (D/B/A ACE AUTO PARTS)

                       PRO FORMA CONDENSED BALANCE SHEET
                               September 30, 1996
                                  (Unaudited)


NOTES TO PRO FORMA CONDENSED BALANCE SHEET

NOTE 1 - ACQUISITION

In September 1996, while negotiating with APS for new terms on its supply agreement, the Company utilized its line of credit to pay down its trade payables to A.P.S., Inc. by $4 million. As a condition of this payment, Autoparts Finance Company, Inc., a subsidiary of A.P.S., Inc. agreed to purchase 227,273 shares of Common Stock of the Company in a private transaction at $11.00 per share.

On October 25, 1996, The Parts Source, Inc. (d/b/a Ace Auto Parts) ("the Company") acquired certain net assets of six auto parts stores from A.P.S., Inc. The purchase price was approximately $2.9 million. The Company made a cash payment of $2.4 million on the closing date from the proceeds received from the sale of 227,273 shares of unregistered stock to A.P.S., Inc., at $11.00 per share. The remaining purchase price was funded through the Company's line of credit. The Company acquired at each location the automotive inventory, machinery, equipment, furniture, fixtures, signs, vehicles and leasehold improvements, and prepaid expenses. In addition, the Company assumed the liability related to vacation pay for existing employees at the stores.


NOTE 2 - PRO FORMA ADJUSTMENTS

(a) The Company paid $2.4 million of the purchase price of the acquisition from the proceeds received from the sale of 227,273 shares of unregistered stock to A.P.S., Inc. at $11.00 per share.

(b) A summary of the purchase price for the acquisition described in Note 1 is as follows:


             Proceeds from sale of common stock      $2,400,704
             Proceeds from line of credit               416,950
             Direct acquisition costs                    68,690
                                                     ----------
                                                     $2,886,344
                                                     ==========



(c) The total purchase price of the acquisition was allocated in accordance with the provisions of APB Opinion No. 16, Business Combinations, and, accordingly, was based on the fair value of the net tangible assets acquired, as there was no specifically identifiable intangibles associated with this transaction, the excess purchase price was allocated to Goodwill as follows:


     Net tangible assets (liabilities)
             Cash and cash equivalents              $    2,450
             Inventories                             1,614,791
             Prepaid expenses and other                 12,277
             Property and equipment                    130,984
             Accrued liabilities                       (37,928)
                                                     ---------
                                                     1,722,574
     Intangible assets - goodwill                    1,163,770
                                                     ---------
                                                    $2,886,344
                                                    ==========


    The book and tax basis of the acquired assets were the same. Accordingly, no deferred taxes have been recorded.









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


                             THE PARTS SOURCE, INC.
                            (D/B/A/ ACE AUTO PARTS)

                   PRO FORMA CONDENSED STATEMENT OF EARNINGS
                      For the year ended December 31, 1995
                                  (Unaudited)


The following unaudited pro forma condensed combined statement of earnings is based on the audited statement of earnings of The Parts Source, Inc. (d/b/a Ace Auto Parts) as contained in the Prospectus Form SB-2, filed on April 8, 1996, for the year ended December 31, 1995, and the audited statement of earnings of A.P.S., Inc. ("Florida Store Group") for the year ended January 27, 1996, after giving effect to the pro forma adjustments described in Note 1 as if the acquisition had occurred on January 1, 1995. In the opinion of management, all adjustments have been made that are necessary to present fairly the pro forma information. This statement should be read in conjunction with the aforementioned Prospectus Form SB-2 and Florida Store Group financial statements and notes thereto, which are included elsewhere in this Filing.



                                                                   Historical                      Proforma
                                                             --------------------------  -------------------------------

                                                                12/31/95       1/27/96        Note 1
                                                               The Parts                     Pro Forma       Pro Forma
                                                                 Source         A.P.S.      Adjustments      Combined
                                                               ------------  ----------    -------------    ------------
Net sales                                                      $22,942,783   $7,326,104    $       -         $30,268,887
Cost of goods sold                                              14,427,871    4,433,734      130,000 (4)      18,991,605
                                                               -----------   ----------    ---------         -----------
 Gross profit                                                    8,514,912    2,892,370     (130,000)         11,277,282

Operating, selling, general and administrative expenses          7,730,635    2,661,563     (107,232)(3)      10,355,838
                                                                                              70,872 (1)
                                                               -----------   ----------    ---------         -----------

Earnings from operations                                           784,277      230,807      (93,640)            921,444

Other income (expense)                                            (631,892)       3,299      (44,800)(2)        (673,393)
                                                               -----------   ----------    ---------         -----------
Net earnings before income taxes                                   152,385      234,106     (138,440)            248,051
Provision for income taxes                                        * 42,800       93,219      (55,126)(5)          80,893
                                                               -----------   ----------    ---------         -----------

Net earnings                                                   $   109,585   $  140,887    $ (83,314)        $   167,158
                                                               ===========   ==========    =========         ===========

Net earnings per common share                                  $       .05                                   $       .08
                                                               ===========                                   ===========

Weighted average common shares outstanding                       2,000,000                                     2,227,273(6)
                                                               ===========                                   ===========


(*) Reflects the Company's pro forma income tax expense for the year ended December 31, 1995 as the Company was a Subchapter S Corporation for tax purposes.













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


                             THE PARTS SOURCE, INC.
                             (D/B/A ACE AUTO PARTS)

                   PRO FORMA CONDENSED STATEMENT OF EARNINGS
                      For the year ended December 31, 1995
                                  (Unaudited)



NOTES TO PRO FORMA CONDENSED STATEMENT OF EARNINGS

NOTE 1

Reflects adjustments for the consummation of the acquisition as if it had occurred on January 1, 1995:

1. Represents goodwill amortization expense (using the straight-line method over a 15 year amortization period). The goodwill amortization period has been determined based upon various factors including attainable sales volumes, store locations and competition within the market.

2. Represents interest expense on the funds advanced against the Company's credit line to fund the purchase, calculated at the Company's average rate of interest for the period.


3. Represents a reduction of rent and related facility costs approximating $37,000 related to a wholesale auto parts store that was not acquired, but the operations were transferred to an existing Company store approximately 1 mile away and compensation expenses of approximately $70,000 related to those employees not transferred. This was a wholesale store, selling primarily to the professional installer with customer sales generated from telephone calls. The telephone numbers along with customer accounts were transferred to the nearby existing store. Sales for this wholesale operation transferred were approximately $593,000 and net earnings before income taxes were approximately $14,000 for the year ended December 31, 1995.


4. Represents a lower gross margin as a result of the higher cost of inventory purchased by the Company as compared to that paid by Florida Store Group.

5. Represents the income tax effect of the pro forma adjustments as set forth above at the statuary rate.

6. The pro forma weighted average common shares outstanding includes the effect of the sale of 227,273 shares of unregistered common stock to A.P.S., Inc.



























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



                             THE PARTS SOURCE, INC.
                            (D/B/A/ ACE AUTO PARTS)

                   PRO FORMA CONDENSED STATEMENT OF EARNINGS
                  For the nine months ended September 30, 1996
                                  (unaudited)


The following unaudited pro forma condensed combined statement of earnings is based on the statement of earnings of The Parts Source, Inc. (d/b/a Ace Auto Parts) as contained in the Form 10-Q for the nine months ended September 30, 1996, and the unaudited statement of earnings of A.P.S., Inc. ("Florida Store Group") for the six months ended July 25, 1996, after giving effect to the conforming adjustments described in Note 1 and the pro forma adjustments described in Note 2 as if the acquisition had occurred on January 1, 1996. In the opinion of management, all adjustments have been made that are necessary to present fairly the pro forma information. This statement should be read in conjunction with the aforementioned Form 10-Q and Florida Store Group financial statements and notes thereto, which are included elsewhere in this Filing.


                                                         Historical                                     Pro Forma
                                       ------------------------------------------------------  --------------------------
                                       9/30/96         7/25/96       Note 1       9/30/96       Note 2
                                      The Parts                    Conforming    A.P.S. as    Pro Forma        Pro Forma
                                       Source          A.P.S.     Adjustments    Conformed   Adjustments       Combined
                                       -----------    ----------  ------------  -----------  ------------     -----------
Net sales                              $19,158,078    $3,767,576    $1,866,367   $5,633,943  $   -            $24,792,021
Cost of goods sold                      11,993,887     2,319,953     1,142,795    3,462,748    47,200(4)       15,503,835
                                       -----------    ----------    ----------   ----------  --------         -----------
 Gross profit                            7,164,191     1,447,623       723,572    2,171,195   (47,200)          9,288,186

Operating, selling, general and
 administrative expenses                 6,711,855     1,229,239       631,543    1,860,782   (80,424)(3)       8,545,367
                                                                                               53,154 (1)
                                       -----------    ----------    ----------   ----------  --------         -----------

 Earnings from operations                  452,336       218,384        92,029      310,413   (19,930)            742,819

Other income (expense)                    (200,322)          409           411          820   (31,300)(2)        (230,802)
                                       -----------    ----------    ----------   ----------  --------         -----------

Net earnings before income taxes           252,014       218,793        92,440      311,233   (51,230)            512,017
Provision for income taxes                * 94,610        79,231        34,179      113,410   (18,668)(5)         189,352
                                       -----------    ----------    ----------   ----------  --------         -----------

Net earnings                           $   157,404    $  139,562    $   58,261   $  197,823  $(32,562)        $   322,665
                                       ===========    ==========    ==========   ==========  ========         ===========

Net earnings per common share          $       .06                                                            $       .11
                                       ===========                                                            ===========

Weighted average common shares
 outstanding                             2,758,996                                                              2,986,269(6)
                                       ===========                                                            ===========


(*) Reflects the Company's pro forma income tax expense for the for the nine months ended September 30, 1996 as the Company was a Subchapter S Corporation for tax purposes until April 8, 1996.













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


                             THE PARTS SOURCE, INC.
                             (D/B/A ACE AUTO PARTS)

                   PRO FORMA CONDENSED STATEMENT OF EARNINGS
                  For the nine months ended September 30, 1996
                                  (Unaudited)



NOTES TO PRO FORMA CONDENSED STATEMENT OF EARNINGS

NOTE 1

Reflects adjustments necessary to conform A.P.S., Inc., Florida Store Group unaudited statement of earnings for the six months ended July 25, 1996 to The Parts Source, Inc.'s accounting period (January 1, 1996 to September 30, 1996). The conforming adjustments have been derived from the audited financial statements for the year ended January 27, 1996 and the unaudited financial statements for the six months ended July 25, 1996 which management believes provides a reasonable and representative basis for determining the conforming adjustments. Unaudited financial statements for August and September, 1996 from the Florida Store Group's accounting records is not practicably available at this present time.


NOTE 2

Reflects adjustments for the consummation of the acquisition as if it had occurred on January 1, 1996:

1. Represents goodwill amortization expense (using the straight-line method over a 15 year amortization period). The goodwill amortization period has been determined based upon various factors including attainable sales volumes, store locations and competition within the market.

2. Represents interest expense on the funds advanced against the Company's credit line to fund the purchase, calculated at the Company's average rate of interest for the period.


3. Represents a reduction of rent and related facility costs approximating $28,000 related to a wholesale auto parts store that was not acquired, but the operations were transferred to an existing Company store approximately 1 mile away and compensation expenses of approximately $52,000 related to those employees not transferred. This was a wholesale store, selling primarily to the professional installer with customer sales generated from telephone calls. The telephone numbers along with customer accounts were transferred to the nearby existing store. Sales for this wholesale operation transferred were approximately $496,000 and net earnings before income taxes were approximately $18,000 for the nine months ended September 30, 1996.


4. Represents a lower gross margin as a result of the higher cost of inventory purchased by the Company as compared to that paid by Florida Store Group.

5. Represents the income tax effect of the pro forma adjustments as set forth above at the statuary rate.

6. The pro forma weighted average common shares outstanding includes the effect of the sale of 227,273 shares of unregistered common stock to A.P.S., Inc.

















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


                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




     June 19, 1997

------------------------------                   The Parts Source, Inc.
     (Date)                                      d/b/a Ace Auto Parts
                                       ----------------------------------------
                                                      (Registrant)


                                            /s/ Robert B. Morgan
                                       ---------------------------------------
                                                 Robert B. Morgan
                                       Chief Financial and Accounting Officer





























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